UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2008 (June 17, 2008)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

990 Highland Drive, Suite 206 Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 720-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Material Definitive Agreement

On June 17, 2008, the Company entered into an employment contract with E. Jamie Schloss, Chief Executive Officer and Chief Financial Officer, for employment either directly or indirectly through his controlled company. The guaranteed contract runs for the period June 17, 2008 through April 30, 2010, and also covers reimbursement of expenses for services rendered since February 11, 2008 and adjusted compensation from May 1, 2008 until June 16, 2008.

Mr. Schloss’ (hereafter “Executive’s”) new base salary is as follows: An initial salary for period June 16 through December 31, 2008 at the rate of $9,500 per month. Thereafter, an increase to $10,500 per month until June 30, 2009, then $11,500.00 per month until April 30, 2010, of which 50% will be allocated to Peace Oil Corp. or another Surge subsidiary. Executive will also serve as CEO of Peace Oil Corp. and Cold Flow Energy, ULC. and all other Canadian subsidiaries at no additional compensation. Executive will also receive payment for the periods May 1, 2008 through June 15, 2008 (the “Pre-Employment Contract Period”) for services rendered prior to the execution of this agreement at the rate of $9,500 per month and reimbursement of other expenses as set forth below.

The agreement also contains the following material provisions:

FRINGE BENEFITS: Company to pay normal payroll taxes directly or reimburse for actual payroll tax amounts owed. Company will also pay Executive’s out of pocket health, dental, vision, and long term care insurance premiums, prescription drug plan, actual out of pocket medical, dental & drugs, not to exceed $1,500 per month in total for medical plans & expenses.

OTHER EXPENSES: Company to reimburse Executive’s normal travel and related expenses while away from Executive’s base of operations which are now Palm Desert, CA for about 10 months of the year and Lexington KY for about 2 months of the year. Company to pay actual out of pocket expenses at Executive’s home for supplies, telephones, cell phone, Internet, and related expenses attributable to Company business commencing from February 11, 2008. Executive will supply all his current furniture & equipment, including without limitation, such things as computers, printers, Fax machines, and telephones  at no cost to the Company, but the Company agrees to pay all repairs and maintenance of said items and replace any item which fails or becomes inadequate or obsolete during the term of employment. If Executive relocates to Solana Beach area at Company’s request, Company will pay reasonable actual and relocation costs.

CAR ALLOWANCE: Company to pay a car allowance of $750.00 per month for the entire term of the contract and Pre-Employment Contract Period beginning May1 2008 and related automobile out of pocket costs for business use.

TAX RETURNS: As interim CFO (which employee is not being paid anything now in addition to CEO duties), employee will prepare and file the company's U.S. Federal and State Tax returns and review prior filings on his own time. For prior period returns, already drafted but not complete, the fee will be $850.00 Federal and $350.00 State. For new returns, commencing 2007 and subsequent years, the fee will be $2,500.00 Federal and $500.00 State. Canadian income tax returns will be prepared by KPMG or another accounting firm in Canada which Executive will review at no additional compensation.

VACATION & PAID TIME OFF: Eighteen days per year paid time off (PTO), accrued on a monthly basis, for each month worked commencing from February 11, 2008.
.
STOCK OPTIONS: Executive will receive additional stock options as approved by the compensation committee based on a performance review at December, 2008 and at December, 2009.

Item 1.01 Material Definitive Agreement (continued)

TERMINATION. The  Company may only terminate this Agreement for cause (“Cause”) as defined in the agreement. In the event that this Agreement is terminated for Cause, Executive’s Base Salary and all benefits under this Agreement shall terminate immediately upon such discharge, and Company shall have no further obligations to Executive except for payment and reimbursement for any monies due which right to payment or reimbursement accrued prior to such termination.

The Company may terminate this Agreement upon the disability or death of Executive by giving written notice to Executive.  In the case of disability, such termination will become effective immediately days upon the giving of such notice unless otherwise specified by the Company.  For purposes of disability, “disability” shall mean that for a period of more than six consecutive months in any 12-month period Executive is unable to perform the essential functions of his position because of physical, mental or emotional incapacity resulting from injury, sickness or disease.  Upon any such termination, the Company shall be relieved of all its obligations under this Agreement, except for payment of Executive’s Base Salary and unpaid PTO and other benefits through the effective date of termination

Executive may terminate this Agreement at any time by giving three months’ prior written notice to the Company.  The Company shall be relieved of all of its obligations under this Agreement, except for payment of Executive’s Base Salary and unpaid benefits paid through the termination date.

INDEMNIFICATION:  The Company shall provide to Executive the full extent provided for under the laws of the Company’s state of incorporation and the Company’s Certificate of Incorporation and Bylaws, indemnification for any claim or lawsuit which may be asserted against Executive when acting in such capacity for the Company and/or any subsidiary or affiliated business.  The Company shall use reasonable best efforts to include Executive as an insured under all applicable directors’ and officers’ liability insurance policies maintained by the Company, and any other subsidiary or affiliated business. The PROVISIONS OF THIS PARAGRAPH SHALL APPLY DURING THE TERM OF THIS AGREEMENT AND FOR A PERIOD OF SIX YEARS THEREAFTER NOTWITHSTANDING THE TERMINATION OF THIS AGREEMENT OR ANY OTHER PROVISION HEREIN.

Item 8.01                         Other Events

Recent History

On March 2, 2007, Cold Flow Energy ULC (“Cold Flow”), a wholly owned Canadian subsidiary of  1294697 Alberta Ltd., a wholly owned subsidiary of Registrant, acquired all of the outstanding shares of Peace Oil Corp (“Peace Oil”), a Canadian company.  Cold Flow paid consideration valued at CDN$16,620,000 in cash, promissory notes and exchangeable shares of Cold Flow preferred stock (the “Exchangeable Shares”) for Peace Oil.  Each Exchangeable Share could be exchanged for two shares of Surge Global Energy, Inc. (the Company) common stock for five years from the closing subject to certain redemption rights of Surge.  The Company also issued a warrant to purchase 1,000,000 shares of our common stock to 1304146 Alberta Ltd. at an exercise price of $1.00 per share subject to certain contingencies.  Peace Oil was an oil and gas exploration and development company, and among other things, at that date held an undivided 30% working interest in 135 square miles (86,400 acres) of oil sands leases in the Red Earth area of Alberta, Canada (the “Red Earth Leases”).

Item 8.01                      Other Events (continued)

On June 28, 2007, the Company’s indirect wholly owned subsidiary, Peace Oil Corp., sold certain assets of Peace Oil to North Peace Energy Corp., a Canadian oil sands company listed on the TSX Venture Exchange (“North Peace”), including the Red Earth Leases.  The aggregate consideration was  CDN$15,000,000 in cash and 2,270,430 restricted common shares of North Peace (the “North Peace Transaction”) initially valued at $2.20 per share. After the North Peace Transaction, Peace Oil held a 4.87% fully diluted interest in North Peace prior to the new transactions described below. The Company utilized the proceeds from the sale to fund its operations.  None of Peace Oil, Cold Flow or 1294697 Alberta Ltd. has any ongoing business operations at this time.

On November 6, 2007, certain Exchangeable preferred shareholders of Cold Flow exchanged some of their Exchangeable Shares into Surge Global Energy, Inc. common stock. At that date, a total of 3,749,953.5 Preferred shares were converted into 7,499,907 Surge common shares.

In December, 2007, the Company determined that a tax liability from the sale of Peace oil’s assets was greater than had been reported in previous quarters and restated its financial statements for the quarters ending June 30, 2007 and September 30, 2007.

For a more detailed description of this series of transactions, reference is made to our Form 10-QSB’s for the quarters ended June 30, 2007 and September 30, 2007, Form 10-KSB for the fiscal year ended December 31, 2007 and our Form 10-Q for the quarter ended March 31, 2008.

Recent Development

On June 17, 2008, the Company (Surge Global Energy, Inc.) and its wholly owned indirect subsidiary, Cold Flow, entered into a series of six agreements with two non-affiliated parties and three affiliated parties, one of which, Dale Fisher, is currently a Director of the Company.  In the aggregate, the Company cancelled all outstanding Cold Flow Energy ULC’s Exchangeable Preferred shares and repurchased the equivalent of 13,620,490 Surge common shares. The purchase price was paid for by the exchange of 584,929 shares of North Peace Energy shares valued at $1.63 per North Peace share, or $953,434 in total.

As a result of these purchases, the total shares potentially outstanding of the Company’s common stock, had the Exchangeable shares been fully converted, will be reduced to 31,947,387 shares from 45,567,877 shares (a decrease of 29.9%) once all the shares acquired are cancelled.

The first and second agreements were with two existing affiliated Cold Flow Preferred shareholders for the purchase of 3,810,291 Cold Flow Exchangeable Shares which would have been convertible into 7,620,582 Surge Global common shares.  The consideration was paid for in kind by exchanging 327,264 shares of North Peace Energy, Inc. common stock valued at $1.63 per share.

The third and fourth agreements were with two former non-affiliated Cold Flow shareholders who had previously converted all of their Cold Flow Exchangeable shares into Surge common shares. These agreements provided for the repurchase of a total of 2,689,618 shares of Surge common stock at a price of $.07 per share. The consideration was paid by exchanging 115,505 shares of North Peace Energy shares valued at $1.63 per share.

The fifth and sixth agreements were with Dale Fisher, currently a Director of the Company and former shareholders of Peace Oil Corp, to purchase 1,405,145 Cold Flow Convertible Preferred shares (convertible to 2,810,290 Surge common shares) and 500,000 Surge Common shares, or 3,310,290 Surge common shares in total.  The consideration was paid by exchanging 142,159 North Peace Energy shares valued at $1.63 per share.

This agreement was approved unanimously by the Company’s Board of Directors and Cold Flow’s Board of Directors with Mr. Fisher abstaining.

As a result of these transactions, the Company’s holdings in North Peace Energy Corp. have been reduced to 1,744,601 common shares, approximately a 3.7% interest in North Peace on a fully diluted basis.

Item 99.1  Financial Statements and Exhibits.

(d)   Exhibits

All of the following exhibits are filed herewith.

10.78.	Share Purchase Agreement – Purchase of 1,405,145 CFE Preferred Shares owned by Fisher Family Trust.
10.79.	Share Purchase Agreement – Purchase of 1,905,145 CFE Preferred Shares owned by Stouthearted Family Trust.
10.80.	Share Purchase Agreement – Purchase of 500,000 common shares of the Registrant from the Fisher Family Trust.
10.81.	Share Purchase Agreement – Purchase of 1,905,145 CFE Preferred Shares owned by Cairns Family Trust.
10.82.	Share Purchase Agreement – Purchase of 806,886 common Shares of the Registrant from the Liu Family Trust.
10.83.	Share Purchase Agreement – Purchase of 1,882,732 common Shares of the Registrant from the Ma Family Trust.

99. 1.	Press Release dated June 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: June 23, 2008	By: /s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer